Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
www.extraspace.com
FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2020 Fourth Quarter and Year-End Results
SALT LAKE CITY, February 22, 2021 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage facilities in the United States and a member of the S&P 500, announced operating results for the three months and year ended December 31, 2020.
Highlights for the three months ended December 31, 2020:

•Achieved net income attributable to common stockholders of $1.19 per diluted share, representing a 38.4% increase compared to the same period in 2019.

•Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $1.48 per diluted share. FFO, excluding acceleration of share-based compensation expense due to retirement of an executive officer and adjustments for non-cash interest (“Core FFO”), was $1.48 per diluted share, representing a 16.5% increase compared to the same period in 2019.

•Increased same-store revenue by 2.3% and same-store net operating income (“NOI”) by 3.4% compared to the same period in 2019.

•Reported same-store occupancy of 94.8% as of December 31, 2020, compared to 92.4% as of December 31, 2019.

•Acquired 12 operating stores and one store at completion of construction (a “Certificate of Occupancy store” or “C of O store”) for a total cost of approximately $146.9 million.

•Disposed of four stores for a sales price of $46.6 million

•Completed two preferred stock investments totaling $350.0 million.

•Closed $168.3 million in mortgage and mezzanine bridge loans, and sold $63.1 million in mortgage bridge loans, with an additional $76.2 million sold subsequent to December 31, 2020.

•Sold 899,048 shares of common stock using the Company's “at the market” (“ATM”) program at an average sales price of $116.42 per share resulting in net proceeds of $103.5 million.

•Added 44 stores (gross) to the Company's third-party management platform. As of December 31, 2020, the Company managed 724 stores for third parties and 253 stores in joint ventures, for a total of 977 managed stores.

•Paid a quarterly dividend of $0.90 per share.

•Subsequent to December 31, 2020, Moody's Investors Service assigned a Baa2 issuer credit rating with a stable outlook to Extra Space Storage, LP, the Company's operating partnership subsidiary.

Highlights for the year ended December 31, 2020:

•Achieved net income attributable to common stockholders of $3.71 per diluted share, representing a 14.5% increase compared to the same period in 2019.

•Achieved FFO of $5.24 per diluted share. Core FFO was $5.28 per diluted share, representing a 8.2% increase compared to the same period in 2019.

•Experienced decreases in same-store revenue of (0.1)% and same-store NOI of (0.7)% compared to the same period in 2019.

•Acquired 21 operating stores and two C of O stores for a total cost of approximately $253.7 million.

•In conjunction with joint venture partners, acquired one operating store, five C of O stores and completed one development for a total cost of approximately $85.6 million, of which the Company invested $33.9 million.

•Closed $220.4 million in mortgage and mezzanine bridge loans, and sold $63.1 million in mortgage bridge loans, with an additional $76.2 million sold subsequent to December 31, 2020.

•Added 165 stores (gross) to the Company's third-party management platform.

Joe Margolis, CEO of Extra Space Storage Inc., commented: “Extra Space delivered another strong quarter with Core FFO growth of 16.5%. Steady demand and muted vacates continue to result in all-time high occupancy levels, leading to solid rental rate growth across our diversified portfolio. Our people, portfolio and platform demonstrated resiliency and durability, in spite of the turbulence that came with 2020. We also found innovative avenues to grow, adding 165 stores to our management platform and investing almost $1 billion in capital in the storage sector. While future risks and uncertainties related to the pandemic and general macro-economic conditions may still impact future performance, we believe we are well positioned for another great year of FFO growth in 2021.”

FFO Per Share:
The following table (unaudited) outlines the Company’s FFO and Core FFO for the three months and year ended December 31, 2020 and 2019. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share for each period presented (amounts shown in thousands, except share and per share data):

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2020		2019		2020		2019
		(per share)[1]		(per share)[1]		(per share)[1]		(per share)[1]
Net income attributable to common stockholders	$156,056	$1.19	$112,282	$0.86	$481,779	$3.71	$419,967	$3.24
Impact of the difference in weighted average number of shares – diluted[2]		(0.06)		(0.05)		(0.21)		(0.19)
Adjustments:
Real estate depreciation	54,143	0.39	52,512	0.37	214,345	1.55	206,257	1.49
Amortization of intangibles	498	—	676	—	1,900	0.01	5,957	0.04
Gain on real estate transactions	(18,075)	(0.13)	—	—	(18,075)	(0.13)	(1,205)	(0.01)
Unconsolidated joint venture real estate depreciation and amortization	2,354	0.02	2,100	0.02	9,021	0.07	8,044	0.06
Distributions paid on Series A Preferred Operating Partnership units	(572)	—	(572)	—	(2,288)	(0.02)	(2,288)	(0.02)
Income allocated to Operating Partnership noncontrolling interests	10,253	0.07	7,997	0.06	35,803	0.26	31,156	0.23
FFO	$204,657	$1.48	$174,995	$1.26	$722,485	$5.24	$667,888	$4.84

Adjustments:
Acceleration of share-based compensation expense due to executive officer retirement	—	—	—	—	1,823	0.01	—	—
Non-cash interest expense related to amortization of discount on equity portion of exchangeable senior notes	—	—	1,209	0.01	3,675	0.03	4,742	0.04
CORE FFO	$204,657	$1.48	$176,204	$1.27	$727,983	$5.28	$672,630	$4.88

Weighted average number of shares – diluted[3]	138,487,044		138,921,989		137,858,441		137,908,327

(1)Per share amounts may not recalculate due to rounding.

(2)Adjustment to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and Core FFO per share, which are calculated assuming full redemption of all OP units as described in note (3).

(3)Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common Operating Partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares — diluted, as presented above. The computation of weighted average number of shares — diluted, for FFO per share and Core FFO per share also includes the effect of share-based compensation plans and our exchangeable senior notes using the treasury stock method.

Operating Results and Same-Store Performance:
The following table (unaudited) outlines the Company’s same-store performance for the three months and year ended December 31, 2020 and 2019 (amounts shown in thousands, except store count data)1:

	For the Three Months Ended December 31,		Percent	For the Year Ended December 31,		Percent
	2020	2019	Change	2020	2019	Change
Same-store rental revenues[2]	$277,963	$271,759	2.3%	$1,079,486	$1,080,781	(0.1)%
Same-store operating expenses[2]	75,663	76,150	(0.6)%	309,550	305,508	1.3%
Same-store net operating income[2]	$202,300	$195,609	3.4%	$769,936	$775,273	(0.7)%

Same-store square foot occupancy as of quarter end	94.8%	92.4%		94.8%	92.4%

Properties included in same-store	859	859		859	859

(1)A reconciliation of net income to same-store net operating income is provided later in this release, entitled “Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income.”

(2)Same-store revenues, operating expenses and net operating income do not include tenant reinsurance revenue or expense.

Same-store revenues for the three months ended December 31, 2020 increased due to higher average occupancy and higher average rates to existing customers for the quarter, partially offset by lower late fees. Same-store revenues for the year ended December 31, 2020 were essentially flat, due to higher average occupancy, partially offset by lower average rental rates to existing customers for the full year, lower late fees and higher bad debt expense related to non-paying tenants.
Same-store expenses were lower for the three months ended December 31, 2020 due to decreases in most expense categories, partially offset by increases in property taxes. Same-store expenses were higher for the year ended December 31, 2020 primarily due to increases in payroll, marketing expenses and property taxes, partially offset by reduced utilities expense and repairs and maintenance.
Details related to the same-store performance of stores by metropolitan statistical area (“MSA”) for the three months and year ended December 31, 2020 are provided in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Investment and Property Management Activity:
The following table (unaudited) outlines the Company’s acquisitions and developments that are closed, completed or under agreement (dollars in thousands):

	Closed through December 31, 2020		Closed/Completed Subsequent to December 31, 2020		Scheduled to Still Close/Complete in 2021		Total 2021
Wholly-Owned Investment	Stores	Price	Stores	Price	Stores	Price	Stores	Price
Operating Stores	21	$237,650	1	$10,375	9	$156,025	10	$166,400
C of O and Development Stores[1]	2	16,028	—	—	2	14,284	2	14,284
EXR Investment in Wholly-owned stores	23	253,678	1	10,375	11	170,309	12	180,684

Joint Venture Investment
EXR Investment in JV Acquisition of Operating Stores[1]	1	1,810	—	—	—	—	—	—
EXR Investment in JV C of O and Development Stores[1]	6	32,081	—	—	1	1,600	1	1,600
EXR Investment in Joint Ventures	7	33,891	—	—	1	1,600	1	1,600
Total EXR Investment	30	$287,569	1	$10,375	12	$171,909	13	$182,284

(1)The locations of C of O and development stores and joint venture ownership interest details are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

The projected developments and acquisitions under agreement described above are subject to customary closing conditions and no assurance can be provided that these developments and acquisitions will be completed on the terms described, or at all.

Bridge Loans:
During the year ended December 31, 2020 the Company closed $220.4 million in bridge loans, with an additional $196.2 million under agreement to close in 2021 and 2022. The Company sold $63.1 million in loans during 2020.
Subsequent to December 31, 2020, the Company sold an additional $76.2 million in loans. Additional details related to the Company's loan activity and balances held are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Other Investment Activity:
On October 26, 2020 the Company purchased $50.0 million in shares of convertible preferred stock of SmartStop Self Storage REIT, Inc. ("SmartStop"), which the Company had previously committed to purchase at SmartStop's option. Accordingly, the Company has invested a total of $200.0 million in SmartStop's convertible preferred stock. The dividend rate for the preferred stock is 6.25% per annum, and is subject to increase in 2024.

On November 6, 2020 the Company invested $300 million in preferred stock of Jernigan Capital, Inc. ("JCAP") in connection with the acquisition of JCAP by affiliates of NexPoint Advisors, L.P. ("NexPoint Investment"). The NexPoint Investment consists of a $200.0 million tranche, which will yield 10% per annum and a $100.0 million tranche which will yield 12% per annum, for a blended yield of 10.7% per annum. If the NexPoint Investment is not retired after five years, the preferred dividends increase annually.

Dispositions:
On December 18, 2020, the Company disposed of four stores in Florida for a gross sales price of $46.6 million, and retained management. The Company also has 16 additional stores under agreement to sell into a joint venture, which are expected to close on or before March 1, 2021 for a total sales price of $169.0 million.

Property Management:
As of December 31, 2020, the Company managed 724 stores for third-party owners and 253 stores owned in joint ventures, for a total of 977 stores under management. The Company is the largest self-storage management company in the United States.

Balance Sheet:
During the three months ended December 31, 2020, the Company settled its $575.0 million of 3.125% Exchangeable Senior Notes due 2035 with $575.0 million in cash and the issuance of 1,323,781 shares of common stock.
During the three months ended December 31, 2020, the Company sold 899,048 shares of common stock using its ATM program at an average sales price of $116.42 per share resulting in net proceeds of $103.5 million. As of December 31, 2020, the Company had $194.0 million available for issuance under its ATM program. Subsequent to December 31, 2020, the Company sold an additional 585,685 shares at an average sales price of $115.90 per share resulting in net proceeds of $67.2 million. As of February 22, 2021, the Company had $126.1 million available for issuance under its ATM program.
As of December 31, 2020, the Company’s percentage of fixed-rate debt to total debt was 63.1%. The weighted average interest rates of the Company’s fixed and variable-rate debt were 3.4% and 1.6%, respectively. The combined weighted average interest rate was 2.7% with a weighted average maturity of approximately 4.3 years.
Subsequent to December 31, 2020, Moody's Investors Service assigned a Baa2 issuer credit rating with a stable outlook to Extra Space Storage LP, the Company's operating partnership subsidiary.

Dividends:
On December 31, 2020, the Company paid a fourth quarter common stock dividend of $0.90 per share to stockholders of record at the close of business on December 15, 2020. Subsequent to December 31, 2020, the Company announced a 2021 first quarter common stock dividend of $1.00 per share, which represents an 11.1% increase over the previous quarter, to stockholders of record at the close of business on March 15, 2021 to be paid March 31, 2021.

Outlook:
The following table outlines the Company's FFO estimates and annual assumptions for the year ending December 31, 20211:

	Ranges for 2021 Annual Assumptions		Notes
	Low	High
FFO	$5.85	$6.05
Core FFO	$5.85	$6.05
Dilution per share from C of O and value add acquisitions	$0.16	$0.16
Same-store revenue growth	4.25%	5.50%	Same-store pool of 860 stores
Same-store expense growth	3.50%	4.50%	Same-store pool of 860 stores
Same-store NOI growth	4.25%	6.25%	Same-store pool of 860 stores
Weighted average one-month LIBOR	0.13%	0.13%

Net tenant reinsurance income	$130,000,000	$132,000,000
Management fees and other income	$58,000,000	$59,000,000
Interest income	$51,500,000	$52,500,000	Includes dividends from NexPoint Investment
General and administrative expenses	$99,500,000	$101,500,000	Includes non-cash compensation
Average monthly cash balance	$25,000,000	$25,000,000
Equity in earnings of real estate ventures	$28,000,000	$29,000,000	Includes dividends from SmartStop preferred investment
Acquisitions	$350,000,000	$350,000,000	Represents the Company's investment
Bridge loans	$100,000,000	$100,000,000	Represents the Company's share of loans retained net of loan sales
Interest expense	$160,500,000	$162,500,000
Taxes associated with the Company's taxable REIT subsidiary	$19,000,000	$20,000,000
Weighted average share count	140,100,000	140,100,000	Assumes redemption of all OP units for common stock

(1) A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled "Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income." The reconciliation includes details related to same-store revenue and same-store expense outlooks. A reconciliation of net income per share outlook to funds from operations per share outlook is provided later in this release entitled "Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share."

FFO estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year. The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates.

Supplemental Financial Information:
Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Under the "Company Info" navigation menu on the home page, click on “Investor Relations,” then under the “Financials & Stock Info” navigation menu click on “Quarterly Earnings.” This supplemental information provides additional detail on items that include store occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.

Conference Call:
The Company will host a conference call at 1:00 p.m. Eastern Time on Tuesday, February 23, 2021, to discuss its financial results. To participate in the conference call, please dial 855-791-2026 or 631-485-4899 for international participants; audience passcode: 3191147. The conference call will also be available on the Company’s investor relations website at https://ir.extraspace.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will be available for 30 days on the Company’s website in the Investor Relations section.
A replay of the call will also be available by telephone, from 4:30 p.m. Eastern Time on February 23, 2021, until 4:30 p.m. Eastern Time on February 28, 2021. The replay dial-in numbers are 855-859-2056 or 404-537-3406 for international callers; passcode: 3191147.
Forward-Looking Statements:
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the benefits of store acquisitions, developments, favorable market conditions, our outlook and estimates for the year and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, the competitive landscape, plans or intentions relating to acquisitions and developments and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:

•adverse changes in general economic conditions, the real estate industry and the markets in which we operate;
•failure to close pending acquisitions and developments on expected terms, or at all;
•the effect of competition from new and existing stores or other storage alternatives, which could cause rents and occupancy rates to decline;
•potential liability for uninsured losses and environmental contamination;
•the impact of the regulatory environment as well as national, state and local laws and regulations, including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;
•disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;
•impacts from the COVID-19 pandemic or the future outbreak of other highly infectious or contagious diseases, including reduced demand for self-storage space and ancillary products and services such as tenant reinsurance, and potential decreases in occupancy and rental rates and staffing levels, which could adversely affect our results;
•increases in interest rates;
•reductions in asset valuations and related impairment charges;
•our lack of sole decision-making authority with respect to our joint venture investments;
•the effect of recent changes to U.S. tax laws;
•the failure to maintain our REIT status for U.S. federal income tax purposes; and
•economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Definition of FFO:
FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net income. Net income assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization related to real estate and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements. FFO should not be considered a replacement of net income computed in accordance with GAAP.
For informational purposes, the Company also presents Core FFO. Core FFO excludes revenues and expenses not core to our operations and non-cash interest. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance. The Company believes that by excluding revenues and expenses not core to our operations and non-cash interest charges, stockholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. Core FFO by the Company should not be considered a replacement of the NAREIT definition of FFO. The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store:
The Company’s same-store pool for the periods presented consists of 859 stores that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented. The Company considers a store to be stabilized once it has been open for three years or has sustained average square foot occupancy of 80.0% or more for one calendar year. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to occupancy, rental revenue (growth), operating expenses (growth), net operating income (growth), etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments.  Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.

About Extra Space Storage Inc.:
Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT and a member of the S&P 500. As of December 31, 2020, the Company owned and/or operated 1,921 self-storage stores in 40 states, Washington, D.C. and Puerto Rico. The Company’s stores comprise approximately 1.4 million units and approximately 149.2 million square feet of rentable space. The Company offers customers a wide selection of conveniently located and secure storage units across the country, including boat storage, RV storage and business storage. The Company is the second largest owner and/or operator of self-storage stores in the United States and is the largest self-storage management company in the United States.
###
For Information:
Jeff Norman
Extra Space Storage Inc.
(801) 365-1759

Extra Space Storage Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	December 31, 2020	December 31, 2019
	(Unaudited)
Assets:
Real estate assets, net	$7,893,802	$7,696,864
Real estate assets - operating lease right-of-use assets	252,172	264,643
Investments in unconsolidated real estate entities	397,444	338,054
Investments in debt securities and notes receivable	593,810	43,586
Cash and cash equivalents	109,124	65,746
Restricted cash	18,885	4,987
Other assets, net	130,611	118,497
Total assets	$9,395,848	$8,532,377
Liabilities, Noncontrolling Interests and Equity:
Notes payable, net	$4,797,303	$4,318,973
Exchangeable senior notes, net	—	569,513
Revolving lines of credit	949,000	158,000
Operating lease liabilities	263,485	274,783
Cash distributions in unconsolidated real estate ventures	47,126	45,264
Accounts payable and accrued expenses	130,012	111,382
Other liabilities	272,798	132,768
Total liabilities	6,459,724	5,610,683
Commitments and contingencies
Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 131,357,961 and 129,534,407 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	1,314	1,295
Additional paid-in capital	3,000,458	2,868,681
Accumulated other comprehensive loss	(99,093)	(28,966)
Accumulated deficit	(354,900)	(301,049)
Total Extra Space Storage Inc. stockholders' equity	2,547,779	2,539,961
Noncontrolling interest represented by Preferred Operating Partnership units, net	172,052	175,948
Noncontrolling interests in Operating Partnership, net and other noncontrolling interests	216,293	205,785
Total noncontrolling interests and equity	2,936,124	2,921,694
Total liabilities, noncontrolling interests and equity	$9,395,848	$8,532,377

Consolidated Statement of Operations for the Three Months and Year Ended December 31, 2020 and 2019
(In thousands, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Revenues:	(Unaudited)	(Unaudited)	(Unaudited)
Property rental	$301,084	$288,673	$1,157,522	$1,130,177
Tenant reinsurance	38,576	33,301	146,561	128,387
Management fees and other income	13,830	13,827	52,129	49,890
Total revenues	353,490	335,801	1,356,212	1,308,454
Expenses:
Property operations	88,956	87,762	360,615	336,050
Tenant reinsurance	5,769	7,783	26,494	29,376
General and administrative	24,352	20,870	96,594	89,418
Depreciation and amortization	56,739	54,741	224,444	219,857
Total expenses	175,816	171,156	708,147	674,701
Gain on real estate transactions	18,075	—	18,075	1,205
Income from operations	195,749	164,645	666,140	634,958
Interest expense	(41,016)	(44,810)	(168,626)	(186,526)
Non-cash interest expense related to amortization of discount on equity component of exchangeable senior notes	—	(1,209)	(3,675)	(4,742)
Interest income	8,704	1,562	15,192	7,467
Income before equity in earnings of unconsolidated real estate ventures and income tax expense	163,437	120,188	509,031	451,157
Equity in earnings and dividend income from unconsolidated real estate entities	6,669	2,819	22,361	11,274
Income tax expense	(3,797)	(2,728)	(13,810)	(11,308)
Net income	166,309	120,279	517,582	451,123
Net income allocated to Preferred Operating Partnership noncontrolling interests	(3,384)	(3,113)	(12,882)	(12,492)
Net income allocated to Operating Partnership and other noncontrolling interests	(6,869)	(4,884)	(22,921)	(18,664)
Net income attributable to common stockholders	$156,056	$112,282	$481,779	$419,967
Earnings per common share
Basic	$1.20	$0.87	$3.71	$3.27
Diluted	$1.19	$0.86	$3.71	$3.24
Weighted average number of shares
Basic	130,388,071	129,313,513	129,541,531	128,203,568
Diluted	138,127,843	137,436,403	129,584,829	136,433,769

Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income — for the Three Months and Year Ended December 31, 2020 and 2019 (In thousands, unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Net Income	$166,309	$120,279	$517,582	$451,123
Adjusted to exclude:
Gain on real estate transactions	(18,075)	—	(18,075)	(1,205)
Equity in earnings and dividend income from unconsolidated real estate entities	(6,669)	(2,819)	(22,361)	(11,274)
Interest expense	41,016	46,019	172,301	191,268
Depreciation and amortization	56,739	54,741	224,444	219,857
Income tax expense	3,797	2,728	13,810	11,308
General and administrative	24,352	20,870	96,594	89,418
Management fees, other income and interest income	(22,534)	(15,389)	(67,321)	(57,357)
Net tenant insurance	(32,807)	(25,518)	(120,067)	(99,011)
Non-same store rental revenue	(23,121)	(16,914)	(78,036)	(49,396)
Non-same store operating expense	13,293	11,612	51,065	30,542
Total Same-store net operating income	$202,300	$195,609	$769,936	$775,273

Same-store rental revenues	277,963	271,759	1,079,486	1,080,781
Same-store operating expenses	75,663	76,150	309,550	305,508
Same-store net operating income	$202,300	$195,609	$769,936	$775,273

Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share — for the Year Ending December 31, 2021 (Unaudited)

	For the Year Ending December 31, 2021
	Low End	High End
Net income attributable to common stockholders per diluted share	$3.93	$4.13
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.27	0.27
Fixed component of income allocated to non-controlling interest - Preferred Operating Partnership	(0.02)	(0.02)
Net income attributable to common stockholders for diluted computations	4.18	4.38

Adjustments:
Real estate depreciation	1.58	1.58
Amortization of intangibles	0.01	0.01
Unconsolidated joint venture real estate depreciation and amortization	0.08	0.08
Funds from operations attributable to common stockholders	5.85	6.05

Core funds from operations attributable to common stockholders	$5.85	$6.05

Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income —
for the Year Ending December 31, 2021 (In thousands, unaudited)

	For the Year Ending December 31, 2021
	Low	High

Net Income	$590,500	$617,500
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(28,000)	(29,000)
Interest expense (includes non-cash)	162,500	160,500
Depreciation and amortization	231,000	231,000
Income tax expense	20,000	19,000
General and administrative	101,500	99,500
Management fees and other income	(58,000)	(59,000)
Interest income	(51,500)	(52,500)
Net tenant insurance	(130,000)	(132,000)
Non same-store rental revenues	(100,000)	(100,000)
Non same-store operating expenses	56,000	56,000
Total same-store net operating income[1]	$794,000	$811,000

Same-store rental revenues[1]	1,117,000	1,131,000
Same-store operating expenses[1]	(323,000)	(320,000)
Total same-store net operating income[1]	$794,000	$811,000

(1)Estimated same-store rental revenues, operating expenses and net operating income are for the Company's 2021 same-store pool of 860 stores.